UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    April 27, 2006

SONUS PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-26866	95-4343413
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

22026 20th Avenue S.E., Bothell, Washington   98021

(Address of principal executive offices)

(425) 487-9500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

On March 16, 2006, the Company filed an amendment to its registration statement on Form S-3 (registration file no. 333-123763) with the Securities and Exchange Commission and such registration statement was declared effective on April 14, 2006 (the “Registration Statement”). Pursuant to the Registration Statement, the Company may offer to sell shares of common stock from time to time in one or more offerings up to a total dollar amount of $50,000,000 as part of a shelf registration process. In connection with the Company’s shelf registration, the following is intended to update the information contained in the base prospectus included in the Registration Statement. References to “we,” “us,” or the “Company” refer to Sonus Pharmaceuticals, Inc.

RISK FACTORS

Investment in our common stock involves risks. Before deciding whether to invest in our common stock, you should consider carefully the risk factors discussed below and in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the SEC on March 16, 2006, which is incorporated herein by reference in its entirety, as well as any amendment or update thereto reflected in subsequent filings with the SEC. If any of these risks actually occurs, our business, financial condition, results of operations and cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways in which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

We are subject to anti-takeover provisions in our charter and in our bylaws that could delay or prevent an acquisition of our company, even if such an acquisition would be beneficial to our stockholders.

Certain provisions of our certificate of incorporation, our bylaws, and Delaware law could delay or prevent a third party from acquiring us, even if doing so might be beneficial to our stockholders. Some of these provisions:

•                  authorize the issuance of preferred stock which can be created and issued by the board of directors without prior stockholder approval, commonly referred to as “blank check” preferred stock, with rights senior to those of common stock;

•                  prohibit stockholder action by written consent; and

•                  prevent business combinations with certain interested stockholders.

We have also implemented a shareholder rights plan which could delay or prevent a third party from acquiring us.

Future registrations of our common stock may depress the trading price of our common stock.

Pursuant to a Registration Rights Agreement we entered into with Schering AG, a German corporation, or Schering, on October 17, 2005, we granted Schering certain registration rights related to (i) 3,900,000 shares of our common stock and (ii) 975,000 shares of our common stock that may be purchased upon exercise of warrants. Schering may request that we register their shares for resale at any time, subject to certain restrictions, including, without limitation, that we are not required to effect any such registration prior to July 12, 2006, which is 90 days following the effective date of the registration statement of which this prospectus supplement is a part. Schering has expressly waived its right to participate in this offering. The registration of these shares that were previously unavailable to be publicly traded by Schering, may depress the trading price of our common stock.

RECENT DEVELOPMENTS RELATED TO SCHERING AG

On October 17, 2005, we entered into a Collaboration and License Agreement, or the Agreement, with Schering pursuant to which, among other things, we granted Schering an exclusive, worldwide license to our TOCOSOL Paclitaxel anti-cancer product. The Agreement also provides for certain payments from Schering to us upon the achievement of certain clinical, regulatory and sales milestones. On April 13, 2006, a wholly owned subsidiary of Bayer AG, a German corporation, or Bayer, submitted a formal tender offer to the stockholders of Schering to purchase all of the outstanding shares of Schering. We are not aware of any effects Bayer’s proposed acquisition of Schering would have on our business, and we are uncertain if the proposed acquisition will have any effect on our business, financial condition or results of operations in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONUS PHARMACEUTICALS, INC.

Date: April 27, 2006	By:	/s/ Alan Fuhrman
Alan Fuhrman
Senior Vice President and Chief Financial Officer